Exhibit 3.3


                     CERTIFICATE OF AMENDMENT

                               OF

                   CERTIFICATE OF INCORPORATION

                               OF

                       ENERGY VENTURES INC.

      It is hereby certified that:

      1.   The present name of the corporation (the "Corporation") is Energy

Ventures Inc.

      2.   The Certificate of Incorporation of the Corporation is hereby amended by deleting Article FIRST in its entirety and replacing it with the following:

           "FIRST: The name of the corporation shall be Energy Visions Inc."

      3.   The foregoing Amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State

of Delaware.

      IN WITNESS WHEREOF, ENERGY VENTURES INC. has caused this Certificate of

Amendment to be signed by its Vice President, under penalty of perjury, this

10th day of July, 2001.


                                    /s/ Peter Searle
                                    ________________________________________
                                    Peter Searle, Vice President



      STATE OF DELAWARE
      SECRETARY OF STATE
   DIVISION OF CORPORATIONS
   FILED 01:15 PM 07/23/2001
      010954802 - 2619434